EXHIBIT 10.9

RESTRICTED STOCK UNIT AWARD AGREEMENT
UNDER THE WENDY’S COMPANY
2010 OMNIBUS AWARD PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”), made as of _____________, 20___, by and between The Wendy’s Company (the “Company”) and __________________ (the “Participant”):
WHEREAS, the Company maintains The Wendy’s Company 2010 Omnibus Award Plan (as amended, the “Plan”) under which the Compensation Committee of the Company’s Board of Directors or a subcommittee thereof (the “Committee”) may, among other things, award shares of the Company’s Common Stock to such eligible persons under the Plan as the Committee may determine, subject to terms, conditions or restrictions as the Committee may deem appropriate; and
WHEREAS, pursuant to the Plan, the Committee has awarded to the Participant a restricted stock unit award conditioned upon the execution by the Company and the acceptance by the Participant of a Restricted Stock Unit Award agreement setting forth all the terms and conditions applicable to such award in accordance with Delaware law;
NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereby agree as follows:
1.Defined Terms. Except as otherwise specifically provided herein, capitalized terms used herein shall have the meanings attributed thereto in the Plan.
2.Award of Restricted Stock Units. Subject to the terms of the Plan and this Agreement, the Committee hereby awards to the Participant a restricted stock unit award (the “Restricted Stock Unit Award”) on _____________, 20___ (the “Award Date”) covering __________ shares of Common Stock (the “RSUs”). Each RSU represents the right to receive payment of one (1) share of Common Stock as of the date the RSU is settled, to the extent the RSU is vested, subject to the terms of the Plan and this Agreement.
3.Vesting and Settlement. Subject to the Participant’s continued employment with the Company and its Subsidiaries (other than as set forth in Section 6 below), all of the RSUs shall vest and become nonforfeitable on the _______ (___) anniversary of the Award Date (the “Vesting Date”).
Promptly after the Vesting Date (but in no event later than seventy-four (74) days after the end of the calendar year in which the Vesting Date occurs), the Company shall distribute to the Participant one (1) share of Common Stock for each vested RSU.
In the event that the RSUs vest earlier than the Vesting Date pursuant to Section 6 below, then promptly after such earlier vesting (but in no event later than seventy-four (74) days after the end of the calendar year in which such earlier vesting occurs), the Company shall distribute to the Participant one (1) share of Common Stock for each vested RSU.

4.Dividend Equivalent Rights. Each RSU shall also have a dividend equivalent right (a “Dividend Equivalent Right”). Each Dividend Equivalent Right represents the right to receive all of the ordinary cash dividends that are or would be payable with respect to the RSUs.  With respect to each Dividend Equivalent Right, any such cash dividends shall be converted into additional RSUs based on the Fair Market Value of a share of Common Stock on the date such dividend is paid.  Such additional RSUs shall be subject to the same terms and conditions applicable to the RSU to which the Dividend Equivalent Right relates, including, without limitation, the restrictions on transfer, forfeiture, vesting and settlement provisions contained in this Agreement.  In the event that an RSU is forfeited as provided in Section 6 below, then the related Dividend Equivalent Right shall also be forfeited.
5.Transferability. The RSUs shall not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or an Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.  The shares of Common Stock acquired by the Participant upon settlement of the RSUs may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant, unless in compliance with all applicable securities laws as set forth in Section 15 below. The Participant shall not be deemed for any purpose to be the owner of any shares of Common Stock subject to the RSUs prior to settlement of any vested RSUs.
6.Effect of Termination of Employment. In the event of (a) the termination of the Participant’s employment or service by the Company other than for Cause (and other than due to death or Disability) or by the Participant for Good Reason, in each case within twelve (12) months following a Change in Control, or (b) the termination of the Participant’s employment or service due to death or Disability, outstanding RSUs hereby granted to the Participant shall become fully vested as of the date of such termination of employment or service. Upon voluntary termination of the Participant’s employment with the Company or any of its Subsidiaries by the Participant other than for Good Reason, the Restricted Stock Unit Award, to the extent not already vested, shall be forfeited, unless otherwise determined by the Committee in its sole discretion.
In addition, in the event the Participant’s employment or services to the Company and its Subsidiaries are terminated by the Company prior to the date the RSUs would otherwise vest in accordance with Section 3 above other than for Cause (and other than due to death or Disability, or by the Company or its Subsidiaries other than for Cause or by the Participant for Good Reason within twelve (12) months following a Change in Control, as described in the preceding paragraph), the RSUs shall vest pro rata and become nonforfeitable as of the date of such termination of employment or service, with such proration determined by multiplying the number of RSUs by a fraction, the numerator of which is the number of full calendar months worked by the Participant since the Award Date (with the month in which the Award Date occurred being the first month) to the date of termination of employment or service, and the denominator of which is ___________(__).
7.Beneficiary. The Participant may designate in writing one or more beneficiaries to receive the stock certificates representing those RSUs that become vested and nonforfeitable and settled upon the Participant’s death. The Participant has the right to change any such beneficiary designation at will.

8.Withholding Taxes. The Participant shall be required to pay to the Company, and the Company shall have the right and is hereby authorized to withhold, from any cash, shares of Common Stock, other securities or other property deliverable in respect of the RSUs or from any compensation or other amounts owing to the Participant, the amount (in cash, shares of Common Stock, other securities or other property) of any required withholding taxes in respect of the RSUs, and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such withholding and taxes. In addition, the Committee may, in its sole discretion, permit the Participant to satisfy, in whole or in part, the foregoing withholding liability (but no more than the minimum required statutory withholding liability) by (a) the delivery of shares of Common Stock (which are not subject to any pledge or other security interest) owned by the Participant having a Fair Market Value equal to such withholding liability or (b) having the Company withhold from the number of shares of Common Stock otherwise issuable or deliverable upon settlement of the RSUs a number of shares with a Fair Market Value equal to such withholding liability. The obligations of the Company under this Agreement will be conditional on such payment or arrangements, and the Company will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.
9.Impact on Other Benefits. The value of the Restricted Stock Unit Award (either on the Award Date or at the time any RSUs become vested and/or settled) shall not be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.
10.Administration. The Committee shall have full authority and discretion (subject only to the express provisions of the Plan) to decide all matters relating to the administration and interpretation of this Agreement. All such Committee determinations shall be final, conclusive and binding upon the Company, the Participant and any and all interested parties.
11.Funding. Dividends and distributions with respect to the RSUs shall be paid directly by the Company.  The Company shall not be required to fund or otherwise segregate assets to be used for payment of these amounts under the Plan, and all obligations of the Company with respect to such amounts under the Plan shall remain subject to the claims of the Company’s general creditors.
12.Right to Continued Employment. This Agreement does not constitute an employment contract. Nothing in the Plan or this Agreement shall (a) confer upon the Participant the right to continue to serve as a director or officer to, or to continue as an employee or service provider of, the Company or any of its Affiliates for the length of the vesting period set forth in Section 3 above or for any portion thereof or (b) be deemed to be a modification or waiver of the terms and conditions set forth in any written employment agreement for the Participant that has been approved, ratified or confirmed by the Board of Directors of the Company or the Committee.
13.Clawback. Notwithstanding anything to the contrary contained herein, in the event of a material restatement of the Company’s issued financial statements, the Committee shall review the facts and circumstances underlying the restatement (including, without limitation, any potential wrongdoing by the Participant and whether the restatement was the result of negligence or intentional or gross misconduct) and may, in the Committee’s sole discretion, direct the Company to recover all or a portion of the RSUs (which may be accomplished by the Company’s cancellation of the

RSUs) or the shares of Common Stock issued upon settlement of the RSUs or any gain realized on the subsequent sale of shares of Common Stock acquired upon vesting and settlement of the RSUs with respect to any fiscal year in which the Company’s financial results are negatively impacted by such restatement.  If the Committee directs the Company to recover any such amount from the Participant, then the Participant agrees to and shall be required to repay any such amount to the Company within thirty (30) days after the Company demands repayment.  In addition, if the Company is required by law to include an additional “clawback” or “forfeiture” provision to outstanding awards, then such clawback or forfeiture provision shall also apply to the Restricted Stock Unit Award as if such additional provision had been included on the Award Date, and the Company shall promptly notify the Participant of such additional provision.  In addition, if a court determines that the Participant has engaged or is engaged in Detrimental Activities during the Participant’s employment with the Company or its Subsidiaries or after the Participant’s employment or service with the Company or its Subsidiaries has ceased, then the Participant, within thirty (30) days after written demand by the Company, shall return (a) the shares of Common Stock received upon settlement of the RSUs, (b) any gain realized on the settlement of the RSUs and/or (c) any gain realized on the subsequent sale of shares of Common Stock acquired upon vesting and settlement of the RSUs.
14.Bound by Plan. The Restricted Stock Unit Award has been granted subject to the terms and conditions of the Plan, a copy of which has been provided to the Participant and which the Participant acknowledges having received and reviewed. Any conflict between this Agreement and the Plan shall be decided in favor of the provisions of the Plan. Any conflict between this Agreement and the terms of a written employment agreement for the Participant that has been approved, ratified or confirmed by the Board of Directors of the Company or the Committee shall be decided in favor of the provisions of such employment agreement. This Agreement may not be amended, altered, suspended, discontinued, cancelled or terminated in any manner that would materially and adversely affect the rights of the Participant except by a written agreement executed by the Participant and the Company.
15.Securities Laws. The Participant agrees that the obligation of the Company to issue shares of Common Stock upon vesting of the Restricted Stock Unit Award shall also be subject, as conditions precedent, to compliance with applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, state securities or corporation laws, rules and regulations under any of the foregoing and applicable requirements of any securities exchange upon which the Company’s securities shall be listed.
16.Electronic Delivery. By accepting the Restricted Stock Unit Award, the Participant hereby consents to the electronic delivery of all documentation, including prospectuses, annual reports and other information required to be delivered by Securities and Exchange Commission rules. This consent may be revoked in writing by the Participant at any time upon three (3) business days’ notice to the Company, in which case all documents, including subsequent prospectuses, annual reports and other information will be delivered in hard copy to the Participant.

17.Force and Effect. The various provisions of this Agreement are severable in their entirety. Any determination of invalidity or unenforceability of any one provision shall have no effect on the continuing force and effect of the remaining provisions.
18.Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware, without giving effect to the conflict of laws provisions thereof.
19.Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Furthermore, delivery of a copy of a counterpart signature by facsimile or electronic transmission shall constitute a valid and binding execution and delivery of this Agreement, and such copy shall constitute an enforceable original document.
20.Electronic Signature. This Agreement may be executed and exchanged by facsimile or electronic mail transmission and the facsimile or electronic mail copies of each party’s respective signature will be binding as if the same were an original signature. This Agreement may also be executed through the use of electronic signature, which each party acknowledges is a lawful means of obtaining signatures in the United States. Each party agrees that its electronic signature is the legal equivalent of its manual signature on this Agreement. Each party further agrees that its use of a key pad, mouse or other device to select an item, button, icon or similar act/action, regarding any agreement, acknowledgement, consent terms, disclosures or conditions constitutes its signature, acceptance and agreement as if actually signed by such party in writing. Furthermore, to the extent applicable, all references to signatures in this Agreement may be satisfied by procedures that the Company or a third party designated by the Company has established or may establish for an electronic signature system, and the Participant’s electronic signature shall be the same as, and shall have the same force and effect as, such Participant’s written signature.
21.Data Privacy. Participant agrees and acknowledges that by accepting the Restricted Stock Unit Award, Participant (a) consents to the collection, use and transfer, in electronic or other form, of any of Participant’s personal data that is necessary or appropriate to facilitate the implementation, administration and management of the Restricted Stock Unit Award and the Plan, (b) understands that the Company may, for purposes of implementing, administering and managing the Plan, hold certain personal information about Participant, including, without limitation, Participant’s name, home address, telephone number, date of birth, social security number or other identification number, salary, nationality, job title, and details of all awards or entitlements to awards granted to Participant under the Plan or otherwise (“Personal Data”), (c) understands that Personal Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, including any broker with whom the shares of Common Stock issued upon vesting or settlement of the Restricted Stock Unit Award may be deposited, and that these recipients may be located in the United States or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the United States, (d) waives any data privacy rights Participant may have with respect to Personal Data, and (e) authorizes the Company, its Affiliates and its agents, to store and transmit such Personal Data and related information in electronic form. Participant understands that Participant is providing consent under this Section 21 on a purely voluntary basis. If Participant does not consent, or if Participant later seeks to revoke consent, Participant’s employment status or service with the Company will not be affected; the only consequence of Participant’s refusing or withdrawing consent is that the Company would not be able to grant the Restricted Stock Unit Award or other awards to Participant or implement, administer or maintain such awards.
22.Successors. This Agreement shall be binding and inure to the benefit of the successors, assigns and heirs of the respective parties.
23.Notices. Notices and communications under this Agreement must be in writing and either personally delivered or sent by registered or certified United States mail, return receipt requested, postage prepaid. Notices to the Company must be addressed to The Wendy’s Company, One Dave Thomas Boulevard, Dublin, Ohio 43017, Attention: Corporate Secretary, or any other address designated by the Company in a written notice to the Participant. Notices to the Participant will be directed to the address of the Participant then currently on file with the Company, or at any other address given by the Participant in a written notice to the Company.
24.Validity of Agreement. This Agreement shall be valid, binding and effective upon the Company on the Award Date. However, the RSUs evidenced by this Agreement shall be forfeited by the Participant and this Agreement shall have no force and effect if this Agreement is duly rejected. The Participant may reject this Agreement and forfeit the RSUs by notifying the Company or its designee in the manner prescribed by the Company and communicated to the Participant; provided that such rejection must be received by the Company or its designee no later than the earlier of (a) _____________, 20___ and (b) the date the RSUs first vest pursuant to the terms hereof.  If this Agreement is rejected on or prior to such date, the RSUs evidenced by this Agreement shall be forfeited, and neither the Participant nor the Participant’s heirs, executors, administrators and successors shall have any rights with respect thereto.
25.Section 409A. If any provision of this Agreement could cause the application of an accelerated or additional tax under Section 409A of the Code upon the vesting or settlement of the Restricted Stock Unit Award (or any portion thereof), such provision shall be restructured, to the minimum extent possible, in a manner determined by the Company (and reasonably acceptable to the Participant) that does not cause such an accelerated or additional tax. It is intended that this Agreement shall not be subject to Section 409A of the Code by reason of the short-term deferral rule under Treas. Reg. Section 1.409A-1(b)(4), and this Agreement shall be interpreted accordingly.
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IN WITNESS WHEREOF, the Company, by a duly authorized officer thereof, has caused this Restricted Stock Unit Award Agreement to be executed as of the date hereof.

THE WENDY’S COMPANY

By:
Name:
Title:

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